                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a party other than the registrant |_|

Check the appropriate box:
      |_|  Preliminary proxy statement            |_| Confidential, for Use of
      |X|  Definitive proxy statement                 the Commission Only
      |_|  Definitive additional materials            (as permitted by Rule
      |_|  Soliciting material pursuant               14a-6(e)(2))
           to Rule 14a-11(c) or Rule 14a-12


                             WALL STREET DELI, INC.
                (Name of registrant as Specified in Its Charter)


                   (Name of Person(s) Filing Proxy Statement)


Payment of filing fee (Check the appropriate box):

|X| No fee required.

|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
         (1)  Title of each class of securities to which transaction applies:
         (2)  Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
         (4)  Proposed maximum aggregate value of transaction:
         (5) Total fee paid:

|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
         (1)  Amount previously paid:
         (2)  Form, schedule or registration statement no.:
         (3)  Filing party:
         (4)  Date filed:

Wall Street Deli, Inc.
One Independence Plaza
Suite 100
Birmingham, Alabama 35209
(205)870-0020
Fax: (205)868-0860




                                 October 6, 1997


Dear Shareholder:

      You are cordially invited to attend the 1997 Annual Meeting of Shareholders which will be held at 10:00 a.m. on Thursday, November 6, 1997, in the Board of Directors Meeting Room on the mezzanine floor of AmSouth Bank of Alabama, at the AmSouth-Sonat Building located at Fifth Avenue North and Twentieth Street, Birmingham, Alabama.

      Information about the meeting and the various matters on which the shareholders will act is included in the Notice of Meeting and Proxy Statement which follow. Also included is a Proxy Card and postage paid return envelope.

      It is important that your shares be represented at the meeting. Whether you plan to attend or not, we hope that you will complete and return your Proxy in the enclosed envelope as promptly as possible.

      We look forward to seeing you at the shareholders meeting.

                                       Yours very truly,


                                       /s/ Louis C. Henderson, Jr.

                                       Louis C. Henderson, Jr.
                                       President and Chief Executive Officer

                             WALL STREET DELI, INC.
                        ONE INDEPENDENCE PLAZA, SUITE 100
                            BIRMINGHAM, ALABAMA 35209
                                 (205) 870-0020


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                November 6, 1997

      The Annual Meeting of Shareholders of WALL STREET DELI, INC., a Delaware corporation (the "Company"), will be held in the Board of Directors Meeting Room of AmSouth Bank of Alabama, at the AmSouth-Sonat Building located at Fifth Avenue North and Twentieth Street, Birmingham, Alabama, on Thursday, November 6, 1997, at 10:00 a.m. Central Standard Time.

      At the Annual Meeting shareholders will consider and act upon the following matters:

      1. The election of seven directors, each director to hold office until his successor is elected and qualified.

      2.    The proposal to approve the 1997 Incentive Award Plan.

      3. The ratification of authorization for the Audit Committee to select the Company's independent auditors.

      4. The transaction of such other business as may properly come before the meeting.

      The Board of Directors has fixed the close of business on September 23, 1997, as the record date for the determination of shareholders entitled to vote at the Annual Meeting.

      All shareholders are cordially invited to attend the Annual Meeting.


                                    By Order of the Board of Directors


                                    /s/ Alan V. Kaufman


                                    ALAN V. KAUFMAN
                                    Chairman of the Board



WHETHER YOU PLAN TO ATTEND THE MEETING OR NOT, WE URGE YOU TO MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED IN ORDER THAT AS MANY SHARES AS POSSIBLE MAY BE REPRESENTED AT THE MEETING AND TO ASSURE A QUORUM. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON SHOULD YOU LATER DETERMINE TO ATTEND THE MEETING.

                             WALL STREET DELI, INC.
                        One Independence Plaza, Suite 100
                            Birmingham, Alabama 35209



                                 PROXY STATEMENT

      The following information is furnished in connection with the SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS of Wall Street Deli, Inc. (the "Company"), to be voted at the Annual Meeting of shareholders to be held on November 6, 1997. A copy of the Annual Report of the Company for the fiscal year ended June 28, 1997, and a form of proxy for use at the meeting are enclosed with this Proxy Statement. It is anticipated that this Proxy Statement and the enclosed proxy will be first mailed to shareholders on or about October 6, 1997.

                               GENERAL INFORMATION

PROXY

     Shareholders are requested to execute and return the enclosed proxy in the accompanying envelope. The proxy may be revoked at any time before it is voted by written notice to the Secretary of the Company. Proxies which are returned properly executed, and not revoked, will be voted in accordance with the shareholders' directions specified thereon. Where no direction is specified, proxies will be voted FOR each of the nominees for directors and FOR approval of the 1997 Incentive Award Plan and the ratification of auditors. On any other matters that may properly come before the meeting, proxies will be voted by the persons named in the proxy in accordance with their best judgment.

RECORD DATE AND VOTING SECURITIES

      Shareholders of record at the close of business on September 23, 1997, are entitled to notice of, and to vote at, the Annual Meeting. As of September 23, 1997, there were 3,130,577 shares of the Company's common stock issued and outstanding, and entitled to vote. The holders of common stock, the only class of voting stock of the Company outstanding, are entitled to one vote per share, exercisable in person or by proxy, for the election of directors and all other matters.

      A majority of the outstanding shares entitled to vote is necessary to provide a quorum at this meeting. The election of directors and ratification of auditors require the affirmative vote of a majority of the votes cast at the meeting. The proposal to approve the 1997 Incentive Award Plan requires the affirmative vote of the holders of a majority of the Company's voting shares present at the meeting in person or by proxy. Proxies marked as abstentions or as broker no votes will be treated as shares present for purposes of determining whether a quorum is present. Broker no votes (that is, shares held in street name for which proxies have been designated as not voted) will not be counted as votes cast. An abstention or a proxy instructing that a vote be withheld is considered a negative vote.

EXPENSES OF SOLICITATION

      The cost of soliciting proxies is paid by the Company. Solicitation is being made principally by mail; in addition certain officers and directors of the Company and persons acting under their instructions may also solicit proxies on behalf of management by telephone or in person. Banks, brokerage firms and other custodians, nominees and fiduciaries will be reimbursed by the Company for reasonable expenses incurred in sending proxy material to beneficial owners of the Company's stock. The cost of such additional solicitation, if any, and such expenses is not expected to be material.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

      The following table sets forth, as of September 15, 1997, certain information with respect to the Company's common stock owned beneficially by each director, each nominee for election as a director, each executive officer, by all executive officers and directors as a group, and by each person known by the Company to be a beneficial owner of more than five percent of the issued and outstanding common stock of the Company.


                                                                               Amount and
                                                                                Nature of         Percentage
   Name and Address of                                                         Beneficial          of Common
     Beneficial Owner                                                        Ownership(1)           Stock
   -------------------                                                       ------------         ----------
Alan V. Kaufman                                                                336,212(2)              10.0%
Chairman and Nominee
One Independence Plaza, Suite 100
Birmingham, Alabama 35209

Robert G. Barrow                                                               271,175(3)               8.0%
Vice Chairman, Chief Financial Officer and Nominee
One Independence Plaza, Suite 100
Birmingham, Alabama 35209

Louis C. Henderson, Jr.                                                         53,222(4)               1.6%
President, Chief Executive Officer, Director and Nominee
One Independence Plaza, Suite 100
Birmingham, Alabama 35209

Jeffrey V. Kaufman                                                              58,174(5)               1.7%
Executive Vice President, Chief Operating Officer,
Director and Nominee
One Independence Plaza, Suite 100
Birmingham, Alabama 35209

Steven G. Barrow                                                                39,493(6)               1.2%
Vice President-Corporate Development and Secretary
One Independence Plaza, Suite 100
Birmingham, Alabama 35209

                                                                               Amount and
                                                                                Nature of         Percentage
   Name and Address of                                                         Beneficial          of Common
     Beneficial Owner                                                        Ownership(1)           Stock
   -------------------                                                       ------------         ----------
David A. Thomas                                                                 33,390(7)               1.0%
Senior Vice President-National Operations
One Independence Plaza, Suite 100
Birmingham, Alabama 35209

Kenneth L. Myres                                                                15,000(8)                 *
Vice President and Director of Franchising
One Independence Plaza, Suite 100
Birmingham, Alabama 35209

Kevin D. Conaway                                                                10,000(9)                 *
Treasurer and Chief Accounting Officer
One Independence Plaza, Suite 100
Birmingham, Alabama 35209

William S. Atherton                                                            105,150(10)              3.1%
Director and Nominee
1924 South Utica
Tulsa, Oklahoma 74104

Joe Lee Griffin                                                                283,328(10)(11)          8.4%
Director and Nominee
2432 Shades Crest Road
Birmingham, Alabama 35216

Jake L. Netterville                                                             44,250(10)              1.3%
Director and Nominee
8550 United Plaza Boulevard
Baton Rouge, Louisiana 70809

All directors and executive officers                                         1,249,394(12)             37.1%
as a group (11 persons)

---------------
*  Less than 1%

(1) Beneficial ownership reflects sole voting and investment power unless otherwise noted.

(2) The amount reported includes 51,403 shares owned by Kaufman-Barrow Properties, a general partnership, and 15,000 shares subject to options held by Mr. Kaufman. Mr. Kaufman is the father of Jeffrey V. Kaufman.

(3) The amount reported includes 51,403 shares owned by Kaufman-Barrow Properties, a general partnership, and 30,000 shares subject to options held by Mr. Barrow. The reported amount also includes 5,375 shares owned by one of Mr. Barrow's sons. Mr. Barrow is the father of Steven G. Barrow.

(4)   The amount reported includes 45,500 shares subject to options.

(5) The amount reported includes 1,045 and 8,750 shares owned by Mr. Kaufman's spouse and minor children, respectively, as to which he disclaims beneficial ownership. The amount reported also includes 44,000 shares subject to options.

(6) The amount reported includes 175 shares owned by Mr. Barrow's minor children as to which he disclaims beneficial ownership. The amount reported also includes 38,500 shares subject to options.

(7) The amount reported includes 630 shares owned by Mr. Thomas's minor children as to which he disclaims beneficial ownership. The amount reported also includes 23,000 shares subject to options.

(8)    The amount reported includes 15,000 shares subject to options.

(9)    The amount reported includes 10,000 shares subject to options.

(10) The reported amounts for Mr. Atherton, Mr. Griffin and Mr. Netterville include 6,500 shares each subject to options.

(11) The amount reported includes 60,000 shares owned by JLG Investments, Inc. of which Mr. Griffin is President, 200,478 shares owned by the Joe Lee Griffin Family Limited Partnership of which Mr. Griffin is a general partner and a limited partner, and an aggregate of 15,000 shares owned by three trusts.

(12) The amount reported includes an aggregate 240,500 options held by executive officers and directors included in the group.


INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

      Mr. Henderson, the Company's President and Chief Executive Officer, has been conditionally granted options subject to the shareholders' approval of Proposal Number 2 to be considered at this meeting. Mr. Henderson is also a director and director nominee. The proposal, if adopted, will approve the Company's 1997 Incentive Award Plan. Please see the more detailed information under the captions "Conditional Grants" and "New Benefits under the Incentive Plan" in the discussion of Proposal Number 2.


                              ELECTION OF DIRECTORS

      At the Annual Meeting, seven directors will be elected to hold office until their successors are elected and qualified. The persons named as proxies in the accompanying proxy, or their substitutes, will vote for the election of the nominees listed hereafter, except to the extent authority to vote for any or all of the nominees is withheld. The election of each director requires the affirmative vote of a majority of the votes cast at the meeting. No nominee for election as a director is proposed to be elected pursuant to any arrangement or understanding between the nominee and any other person or persons. All nominations for membership on the Board of Directors originated with the Board of Directors. It is believed that all such nominees are available for election. If any are unable or unwilling to serve, the persons named as proxies in the accompanying proxy, or their substitutes, will have full discretion and authority to vote or refrain from voting for any other nominees in accordance with their judgment.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND NOMINEES

      The Company's bylaws provide for a minimum of three, and a maximum of seven directors. The Board of Directors has presently fixed the number of directors at seven and since 1995 the Company has had seven directors. The following is a brief summary of each nominee's business experience during at least the past five years, unless otherwise indicated, and other directorships held.

                                      Principal Occupation and                                   Director
Name and Age                          Other Directorships Held                                   Since
------------                          ------------------------                                   -----
Alan V. Kaufman                       Chairman of the Board since 1966; Chairman and             1966
Age: 60                               President of the Company 1966 to August 1995(1)

Robert G. Barrow                      Vice Chairman of the Board and Chief Financial             1966
Age: 61                               Officer since February 1997; President and Chief
                                      Executive Officer from August 1995 to February
                                      1997; Executive Vice President 1966 to 1996 and Chief
                                      Financial Officer since 1966.

Louis C. Henderson, Jr.               President and Chief Executive Officer of the               1977
Age: 60                               Company since February 1997; President, The
                                      Hackney Group, Inc. (management consulting
                                      services), from 1989 until December 1996;
                                      Senior Vice President, Operations, Protective
                                      Life Corporation and Protective Life Insurance
                                      Company, 1981 to 1989

Joe Lee Griffin                       President and Director, JLG Investments, Inc.              1978
Age:  67                              (personal investments) since 1989; until 1989,
                                      President and Director, NASCO Sales and
                                      Service, Inc.; Director of Compass Bank of
                                      Birmingham.(2)

Jake L. Netterville                   Managing Partner, Postlethwaite & Netterville,             1982
Age:  59                              Certified Public Accountants

William S. Atherton                   Partner, Atherton & Murphy Investment                      1991
Age:  64                              Company (personal investments) since 1965;
                                      Chairman and CEO, A&M Food Services, Inc.,
                                      1981 to 1986(2); Director, Advantage Media,
                                      Inc., 1991 to 1993

Jeffrey V. Kaufman                    Executive Vice President and Chief Operating               1995
Age:  36                              Officer of the Company since August 1995;
                                      Senior Vice President and National Operations
                                      Manager 1993 to 1995; Regional Vice President,
                                      Central Region 1987 to 1993(1)

(1) Alan V. Kaufman is the father of Jeffrey V. Kaufman, who has been an employee of the Company since 1985 and an executive officer since 1993.

(2) A company with a class of securities registered under the Securities Exchange Act of 1934.

BOARD AND COMMITTEE MEETINGS AND ATTENDANCE

      The Board of Directors held six meetings during the fiscal year ended June 28, 1997. All of the directors attended at least 75% of the meetings.

      The Audit Committee of the Board of Directors consists of Mr. Barrow, Mr. Netterville and Mr. Atherton. The Audit Committee is charged with recommending to the Board of Directors the independent accountants to be selected as the Company's auditors; reviewing the audit plan, financial statements and audit results; reviewing with internal accounting officers and independent auditors the accounting practices and policies, and overall accounting and financial controls; and conducting an appropriate review of all related party transactions and potential conflict of interest situations. The committee met one time during the 1997 fiscal year, and all members were present.

      The Compensation Committee of the Board of Directors consists of Mr. Atherton, Mr. Griffin and Mr. Netterville, none of whom are employed by the Company. This committee held two meetings in fiscal 1997, at which all members were in attendance. The Compensation Committee acts as the Stock Option Plan Committee as set forth in the Company's 1989 Incentive Stock Option Plan, and in addition administers the Company's employee compensation and benefit plans, makes annual recommendations to the Board of Directors concerning compensation to executive officers, considers and makes recommendations with respect to executive compensation policies, and considers and acts upon such other related matters as the Board may direct or request.

EXECUTIVE COMPENSATION

      The following tables and charts set forth information with respect to benefits made available, and compensation paid or accrued, by the Company during the fiscal year ended June 28, 1997 for services by each of the persons serving as chief executive officer at any time during the 1997 fiscal year, and the other four highest paid executive officers of the Company who were serving as such at the end of fiscal 1997 whose total salary and bonus exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                             Long-Term
                                                                                            Compensation
                                                               Annual Compensation            Awards(3)
                                                  --------------------------------------    -----------
                                                                          Other Annual                            All Other
Name and Principal Position           Year(1)       Salary       Bonus   Compensation(2)     Options(4)       Compensation(5)
---------------------------           -------       ------       -----   ---------------      ---------       ---------------
Louis C. Henderson, Jr.                1997       $ 75,000       $ -0-           $ 2,915         25,000(7)         $  -0-
President and
Chief Executive Officer(6)

Robert G. Barrow                       1997       $208,000        $-0-           $27,504          7,500            $56,987
President and Chief                    1996       $204,000        $-0-           $18,727          7,500            $56,987
Executive Officer until                1995       $184,000        $-0-           $17,348          5,000            $56,987
February 1997; currently
Vice Chairman and Chief
Financial Officer(6)

Alan V. Kaufman                        1997       $125,000        $-0-           $12,811            -0-            $53,979
Chairman of the Board                  1996       $208,000        $-0-           $15,767            -0-            $57,979
                                       1995       $204,000        $-0-           $33,106          5,000            $57,979

                                                                          Other Annual                            All Other
Name and Principal Position           Year(1)       Salary       Bonus   Compensation(2)     Options(4)       Compensation(5)
---------------------------           -------       ------       -----   ---------------      ---------       ---------------
Jeffrey V. Kaufman                     1997       $151,250        $-0-          $12,764         17,500               $ 9,091
Executive Vice President               1996       $138,000        $-0-          $11,183         10,000               $ 9,091
and Chief Operating Officer            1995       $130,000        $-0-          $15,204          3,000               $ 2,304


David A. Thomas                        1997       $138,750        $-0-          $61,998          5,000               $ 3,356
Senior Vice President-
National Operations

Steven G. Barrow                       1997       $ 99,167      $5,000          $32,958         15,000               $ 7,600
Vice President-Corporate
Development and Secretary


(1) Information is provided for the full fiscal year during which a person served in the named capacity for any portion of that year.

(2) The amounts shown in this column for the last fiscal year include the following perquisites or personal benefits which exceeded 25% of the total of such benefits reported for each such officer: medical expense reimbursements of $4,905 to Jeffrey Kaufman; automobile allowances of $1,812 to Louis Henderson, $19,033 to Robert Barrow, $6,000 to Jeffrey Kaufman; and reimbursement or payment of moving expenses and moving expense allowances of $54,257 to David Thomas and $27,635 to Steven Barrow.

(3) The Company has no restricted stock award plans and no long term incentive plans as those terms are defined by applicable SEC rules.

(4) The Company's Incentive Stock Option Plan provides for grants of stock appreciation rights (SAR's) in tandem with options, but no SAR's have been granted during the past three fiscal years.

(5) The amounts shown in this column for the last fiscal year include Company contributions to a defined contribution variable life insurance plan for management and administrative employees, in the amounts of $18,979 for Alan Kaufman, $17,987 for Robert Barrow, $9,091 for Jeffrey Kaufman, $3,356 for David Thomas and $7,600 for Steven Barrow. With respect to Alan Kaufman and Robert Barrow, these amounts also include $35,000 each in dollar value of premiums paid by the Company for their benefit for split-dollar life insurance with respect to term life insurance and to premium amounts unrelated to term life insurance coverage. On termination of the insurance policy the beneficiaries are obligated by contract to refund to the Company all premiums paid. The amount shown also includes an individual retirement account contribution of $4,000 to Robert Barrow.

(6) Effective February 1, 1997, Mr. Henderson assumed the position of President and Chief Executive Officer formerly held by Mr. Barrow. Mr. Barrow continues as Vice Chairman of the Board and Chief Financial Officer.

(7) Does not include 15,000 stock options conditionally granted, subject to shareholder approval at this meeting. See the discussion under Proposal Number 2.

                        OPTION GRANTS IN LAST FISCAL YEAR

      The following table provides information on option grants in fiscal 1997 to the named executive officers.

                                                                                                         Potential Realizable Value
                                                                                                          at Assumed Annual Rates
                                                                                                        of Stock Price Appreciation
                                             Individual Grants                                              For Option Term(4)
-----------------------------------------------------------------------------------------------------------------------------------
                                                  Percent of Total
                                                  Options Granted          Exercise
                                    Options          to Employees           or Base       Expiration
             Name                 Granted(1)       in Fiscal Year(2)       Price(3)          Date           5%           10%
      -------------------         ----------       -----------------       ---------    -----------     ---------     ----------
Louis C. Henderson, Jr.             25,000(5)           19.3%               $4.00        05-01-02       $27,750        $61,000

Robert G. Barrow                     7,500               5.8%               $5.25        08-13-01       $10,875        $24,075

Alan V. Kaufman                       -0-                -0-%                $-0-           -0-          $ -0-          $ -0-

Jeffrey V. Kaufman                   7,500               5.8%               $5.25        08-13-01       $10,875        $24,075
                                    10,000               7.7%               $4.00        05-01-02       $11,100        $24,400

David A. Thomas                      5,000               3.9%               $5.25        08-13-01       $ 7,250        $16,050

Steven G. Barrow                     5,000               3.9%               $5.25        08-13-01       $ 7,250        $16,050
                                    10,000               7.7%               $4.00        05-01-02       $11,100        $24,400

(1) SAR's in tandem with options may be granted under the Company's Incentive Stock Option Plan, but no SAR's were granted during fiscal 1997. Options are immediately exercisable, and expire five years after the date of grant.

(2) Based on 129,200 options granted to all employees in the fiscal year ended June 28, 1997. This amount does not include options for 4,000 shares granted to non-employee directors.

(3) Options are exercisable at fair market value (the average of the high and low prices for the Company's common stock) on the date of grant. In the case of persons owning more than 10% of the Company's outstanding stock, the exercise price is 110% of fair market value on the date of grant.

(4) The dollar amounts set forth under these columns are the result of calculations at the 5% and 10% rates specified by SEC rules; they are not intended to forecast future appreciation of the Company's stock price.

(5) Mr. Henderson was a non-employee director of the Company prior to February 1, 1997. The options shown in this table do not include options for 1,000 shares granted to him on August 1, 1996 in his capacity as a non-employee director. Also not included are 15,000 options conditionally granted, subject to shareholder approval at this meeting. See the discussion under Proposal Number 2.

                       AGGREGATED OPTION EXERCISES IN LAST
                FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES

      The following table provides information on option exercises in fiscal 1997 by the named executive officers and the value of each such officer's unexercised options at June 28, 1997.


                                                                     Number of Unexercised              Value of Unexercised
                                                                         Options/SARs                In-the-Money Options/SARs
                                                                      at Fiscal Year End               at Fiscal Year End(1)
                                                                     ---------------------           -------------------------
                                     Shares
                                    Acquired          Value
             Name                  on Exercise       Realized     Exercisable   Unexercisable       Exercisable   Unexercisable
      ------------------          ------------       --------     -----------   -------------       ----------    -------------
Louis C. Henderson, Jr.               -0-              -0-          30,500         15,000              -0-             -0-
Robert G. Barrow                      -0-              -0-          41,250           -0-               -0-             -0-
Alan V. Kaufman                       -0-              -0-          26,250           -0-               -0-             -0-
Jeffrey V. Kaufman                    -0-              -0-          40,750           -0-               -0-             -0-
David A. Thomas                       -0-              -0-          17,750           -0-               -0-             -0-
Steven G. Barrow                      -0-              -0-          33,950           -0-               -0-             -0-

(1) Based on $4.00 per share, the average of bid and ask prices reported by NASDAQ on June 30, 1997.

COMPENSATION OF DIRECTORS

      Three of the seven present directors are not salaried employees of the Company. In addition, Mr. Henderson was not an employee of the Company until February 1997. For their services in fiscal 1997 each non-employee director was paid a fee of $650 for each meeting of the Board of Directors and each committee meeting (if not held in conjunction with a Board meeting) attended.

      The non-employee directors also received grants of options for 1,000 shares each in fiscal 1997, pursuant to the Company's Stock Option Plan for Non-Employee Directors (the "Directors Plan"). The Directors Plan provides for the granting of stock options under a non-discretionary formula by which each non-employee director serving as such on August 1 of each year receives an option to purchase 1,000 shares of the Company's common stock. The options are immediately exercisable, at an exercise price equal to the fair market value of the common stock on the date of grant, and expire five years from the date of grant. The Directors Plan reserves 75,000 shares of the Company's common stock for issuance upon exercise of the non-qualified stock options to purchase. The Plan will terminate in 2001. Directors are eligible to participate if they are not employed by the Company or its subsidiaries. Options for an aggregate of 22,000 shares (as adjusted) had been granted and remained outstanding as of the 1997 fiscal year end and 53,000 shares remained available for grant under this Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Alan Kaufman and Robert Barrow are general partners of CBK Associates, which from 1981 until October 27, 1996 leased to the Company its catering offices in Memphis, Tennessee. During the Company's 1997 fiscal year, rents paid to CBK Associates were $12,000. Alan Kaufman, Robert Barrow, Jeffrey

Kaufman, and Steven Barrow are general partners in Rex Associates, which leased to the Company its administrative offices in Memphis, Tennessee. Pursuant to the relocation of the Company's administrative offices from Memphis to Birmingham and the subsequent consolidation with the Company's executive headquarters, the lease agreement terminated effective September 30, 1997. During the Company's 1997 fiscal year, rents paid to Rex Associates were $69,672. Management believes these transactions to have been on terms no less favorable than could have been obtained from unaffiliated third parties.

      Effective October 27, 1996, the Company sold the operating assets of its Memphis division to Executive Chef Catering, L.L.C., of which Robert Barrow and Judy Gupton, former manager of the Memphis division, are the owners. Total sale price for the assets was $1,017,000, consisting of $810,305 in cash and short-term notes, 25,000 shares of Company stock valued at $5.55 per share, and $68,739 payable in two years, with interest at the prime rate and paid quarterly. Prior to the close of fiscal 1997, one note in the amount of $47,990 was paid with 11,250 shares of Company stock valued at $4.125 per share, with the balance paid in cash. The book value of the assets sold was approximately $867,000. The assets included in the sale were ten Memphis stores, three operating under the Wall Street Deli trade name and seven operating as R.C. Cooper's stores, and the Memphis catering operation conducted under the trade name Executive Chef Catering. In fiscal 1996, average annual sales approximated $178,000 for each of the ten Memphis stores while the catering operation had annual sales of approximately $2,900,000. Operating income for fiscal 1996 was approximately $268,000. The Board of Directors' decision to sell the Memphis division was based on the small size of the existing stores, the lack of compatibility of the catering operation with the Company's transition to a single source vendor system for food and restaurant supplies, and the installation of the store-level management information system. The catering business previously operated as part of the Company's commissary in Memphis. In fiscal 1996, the Company closed all of its regional commissaries and made the transition to a single source vendor system. Management believes this transaction to have been on terms no less favorable than could have been obtained from unaffiliated third parties.

INDEBTEDNESS OF MANAGEMENT

      The Company made a short-term loan in the amount of $85,000 at no interest to Steven G. Barrow to facilitate the sale of his residence and move to Birmingham in connection with the consolidation and relocation of the Memphis office. The loan was made on May 31, 1997, and $69,656 was repaid on July 29, 1997. An additional $8,824 was offset against the principal balance by the Company's reimbursement of expenses incidental to the sale of Mr. Barrow's Memphis residence. Mr. Barrow's outstanding indebtedness to the Company was $6,520 at fiscal 1997 year end, and as of the date of this proxy statement the debt had been completely repaid.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The present members of the Compensation Committee of the Board of Directors are Messrs. William S. Atherton, Joe Lee Griffin, and Jake L. Netterville, who are all of the non-employee members of the Board. Mr. Henderson was a member of the Compensation Committee until February 1, 1997, when he resigned from the Committee upon his employment by the Company as its President and Chief Executive Officer. Both Mr. Alan Kaufman and Mr. Robert Barrow have formerly served as chief executive officer of the Company, during the time that Mr. Henderson was a member of the Compensation Committee, and Mr. Kaufman and Mr. Barrow have participated in deliberations concerning executive officer compensation. Mr. Kaufman, Mr. Barrow and Mr. Henderson continue to make recommendations to and are consulted by the Committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      In June 1993, the Board of Directors created a Compensation Committee, composed of the non-employee members of the Board, to consider and act on matters concerning compensation to executive officers. In addition, this Committee serves as the Stock Option Plan Committee as set forth in the Company's 1989 Incentive Stock Option Plan.

COMPENSATION POLICIES

      Though the Committee has not to date adopted a formal policy addressing executive compensation, the structure of the Company's executive compensation is reflective of the principle that the compensation of its named executive officers should be competitive with compensation of senior executives at comparable companies, and that a meaningful portion of the compensation received should be closely tied to the performance of the Company and, in certain instances, to the achievement of individual goals. Through this link between pay and performance, it is the intent of the Company to provide direct incentives for the Company's financial success and the creation of incremental stockholder value.

      In keeping with these general objectives, the key components of compensation for the named executive officers have for a number of years consisted of annual compensation provided by base salary and annual performance bonuses, and long-term compensation provided by stock options.

      Members of the Committee believe they have a general awareness of pay practices among companies of roughly comparable size, complexity, and/or industry focus, but the Committee has not commissioned any studies or reviewed any specific information concerning compensation practices of other companies. As this is necessarily an imprecise basis for comparison, the Committee is unable to measure with any specificity the compensation paid by the Company against that paid by other companies. Solely on the basis of the Committee's general knowledge and experience, it is believed that the Company's compensation levels are generally commensurate with those of similar companies. Other than the Annual Performance Bonus criteria outlined below, compensation of the named executive officers is a subjective determination and has not been determined by reference to any specific criteria or factors related to corporate performance.

      Annual Performance Bonuses. In fiscal 1997, the Company's formula for annual performance bonuses for the three most senior officers (Mr. Henderson, President and Chief Executive Officer effective February 1, 1997, Mr. Robert Barrow, President and Chief Executive Officer until February 1, 1997, currently Vice Chairman and Chief Financial Officer, and Mr. Jeffrey Kaufman, Executive Vice President and Chief Operating Officer) was based upon the achievement of a specified goal for annual net after-tax earnings. For the purpose of this bonus program, net after-tax earnings are computed as if any bonuses earned had been paid. Upon attainment of the target amount, these three executives would be eligible for bonuses of up to 20% of their base salaries. The target was not met and no bonuses were paid in 1997.

      For other senior employees, including the other named executive officers, 1997 annual performance bonuses were conditioned upon attainment of either (1) a specified net pre-tax profit (as a percentage of sales) on a regional basis, which was payable quarterly, or (2) management's evaluation of the achievement of individual goals.

      Stock Options. Stock options are granted by the Committee to executive officers, as well as other employees, based upon the Committee's subjective evaluation of employees' general overall performance and upon their relative rank within the Company. No specific performance criteria are considered, and there is no fixed formula for differentiating among different levels of responsibility within the Company or for otherwise determining the number of options granted to an individual or to all employees in the aggregate. The Committee's approach to long-term incentives provided by stock options has been a flexible one, in which the effort is to attract and retain able key employees by giving them an opportunity for stock ownership. The Committee awarded a total of 133,200 options in fiscal 1997, of which 37,500 were granted to the other named executive officers.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

      From August 1996 to February 1997, Mr. Barrow, currently Vice Chairman and Chief Financial Officer, was President and Chief Executive Officer. Mr. Barrow's base salary for the fiscal year ended June 28, 1997 was $208,000. Effective February 1, 1997, Mr. Henderson was employed at a base salary of $180,000. In determining the chief executive officer's base salary, the Committee has not considered any specific factors or criteria, and has relied only on the general principles outlined in the "Compensation Policies" discussion above. Under the guidelines as outlined in "Annual Performance Bonuses" above, no bonus was awarded in fiscal 1997, based upon the fact that the target goal for annual net after-tax earnings, as that is computed for this bonus program, was not met.

      The Committee awarded options for 40,000 shares to Mr. Henderson and 7,500 shares to Mr. Robert Barrow during the year. The Committee believes this approach is consistent with the Company's ongoing effort to achieve a responsible balance between short-term and long-term performance for the Company and its shareholders, and between compensation incentives that encourage those results.

      All members of the Compensation Committee concur in this report to the shareholders.

                           William S. Atherton
                           Joe Lee Griffin
                           Jake L. Netterville

                                PERFORMANCE GRAPH

      The graph below sets forth Company's cumulative total stockholder return over the last five years compared to the NASDAQ Stock Market - U.S. and the Standard & Poor's Restaurants indexes. Stock price performance over the past five years is not necessarily indicative of future results.


RESEARCH                                     Total Return - Data Summary


                                      WSDI


                                              Cumulative Total Return
                                      ------------------------------------
                                      6/92   6/93  6/94  6/95  6/96  6/97

WALL STR DELI INC              WSDI   100    173   188   135    92    62

NASDAQ STOCK MARKET (U.S.)     INAS   100    126   127   169   218   265

S&P RESTAURANTS                IRET   100    109   126   165   194   203


Assumes $100 invested in Wall Street Deli, Inc., NASDAQ Stock Market - U.S., and S&P Restaurants indexes on June 30, 1992.

Total return calculations assume annual dividend reinvestment. The Company has never paid a cash dividend.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

      The information set forth in the following paragraph is based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Rule 16a-3(e) during the fiscal year ended June 28, 1997, and Form 5 and amendments thereto furnished to the Company with respect to that fiscal year, if any, and written representations received by the Company.

      Of those persons who, at any time during the fiscal year ended June 28, 1997, were directors, executive officers, or beneficial owners of more than 10 percent of the Company's outstanding stock, none of such persons failed to file, on a timely basis, as disclosed in the above forms, reports required by Section 16(a) of the Securities Exchange Act of 1934 during the most recent fiscal year or prior fiscal years.

                               PROPOSAL NUMBER 2:

                    APPROVAL OF THE 1997 INCENTIVE AWARD PLAN

      The Board of Directors has adopted the Company's 1997 Incentive Award Plan (the "Incentive Plan"), subject to the approval of the shareholders at this annual meeting.

      The Company has since 1977 maintained one or more employee stock option plans, which management believes have served as a valuable incentive for employees of the Company. The present plan, which is the 1989 Incentive Stock Option Plan (the "1989 Plan"), provides only for incentive stock options and stock appreciation rights. This Incentive Plan, which would replace the 1989 Plan, would authorize non-qualified stock options and restricted stock awards, as well as incentive stock options and stock appreciation rights. The Board and management believe this will provide additional flexibility with respect to long-term and incentive compensation for key employees, and will thereby enhance shareholder value.

SUMMARY OF PLAN PROVISIONS

      Purpose; Types of Awards and Individual Limits. The purpose of the Incentive Plan is to provide long-term incentives and rewards to those employees largely responsible for the success and growth of the Company, to assist the Company in attracting and retaining such employees and to associate their interests with those of the Company's stockholders. The Incentive Plan will be administered by the Compensation Committee of the Board of Directors. Awards under the Incentive Plan may include incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock or performance shares or any combination of the foregoing. The form, amount and timing of awards, and other terms and conditions need not be uniform and may be made selectively among participants. Any participant may be granted multiple awards, but no one participant may be granted, in the aggregate, awards which would result in his or her receiving more than 10% of the maximum number of shares available under the Incentive Plan.

      Shares Issuable Under the Incentive Plan. The Incentive Plan will make available a total of 350,000 shares, which may be either authorized but unissued shares or treasury shares. In the event of a lapse, expiration, termination or cancellation of any award or the reacquisition of shares pursuant to the rights reserved upon issuance, the shares subject to or reserved therefor may again be used for new awards, so long as the number of shares issued under the Incentive Plan does not exceed 350,000.

      In addition, the Incentive Plan provides for an annual maximum number of shares that will be first available for award in any one year. Awards for shares that may be delivered or purchased under the Incentive Plan during any fiscal year can not exceed an aggregate of 75,000 shares, in addition to any shares previously available. In the event awards for fewer than 75,000 shares are made in any year, the remainder will be available for award in subsequent years, together with any shares that become available pursuant to the lapse, expiration, termination or cancellation of any award or the reacquisition of shares pursuant to the rights reserved upon issuance.

      Persons Eligible. Active full time and part time key employees of the Company and its subsidiaries are eligible to participate in the Incentive Plan. Non-employee directors are not eligible. While the concept of a "key employee" eligible to participate is necessarily flexible, during the 1997 fiscal year, 38 employees

(including a total of 7 executive officers) were granted options under the Company's 1989 Plan. The Compensation Committee has sole authority and discretion to designate eligible participants and determine the types of awards to be granted and their terms and conditions, including the vesting schedule and exercise price.

      Incentive Stock Options and Non-qualified Stock Options. The option price for incentive stock options and non-qualified stock options may not be less than the fair market value of the common stock on the date of grant. For incentive stock options granted to persons owning 10% or more of the Company's outstanding stock, the option price may not be less than 110% of fair market value on the date of grant, and no person may be granted incentive stock options if under all plans of the Company such person holds options first exercisable during such calendar year for shares having an aggregate fair market value, as of the date of grant, of more than $100,000.

      Stock Appreciation Rights and Restricted Stock. Stock appreciation rights ("SAR's") may be granted either singly or in tandem with options, on such terms and conditions as the Compensation Committee may determine, except that the exercise period for an SAR in tandem with an option may not exceed the exercise period for the underlying option. Restricted stock grants may also be granted on terms established by the Compensation Committee as long as such grants are conditioned on continued employment with the Company.

      Non-transferability. No awards under the Incentive Plan or any rights or interest therein are assignable or otherwise transferable except by will or the laws of descent and distribution. Participants under the Incentive Plan have no rights as shareholders unless and until certificates for shares are issued to the participant.

      Amendment and Termination. Unless approved by the shareholders, the Incentive Plan may not be amended to increase the maximum number of shares under the Incentive Plan or the maximum number of shares that may be awarded to any individual, to extend the maximum period during which awards may be granted under the Incentive Plan, or to make any other changes in the Incentive Plan that would require shareholder approval under SEC Rule 16b-3. No awards may be made under the Incentive Plan after April 30, 2007, but the Incentive Plan will continue in effect for existing awards so long as such awards are outstanding. The Committee may terminate the Incentive Plan at any time in whole or in part, but such termination shall not adversely affect any rights or obligations with respect to any awards theretofore made.

FEDERAL INCOME TAX TREATMENT.

      Incentive Stock Options. An employee should not realize taxable income at the time of the grant of an incentive stock option and the Company will not be entitled to a tax deduction with respect to such grant. No taxable income should be realized by an employee and the Company will not be entitled to a federal income tax deduction in respect of the exercise of an incentive stock option. However, exercise of an incentive stock option will give rise to an item of tax preference to the employee equal to the excess, on the date of exercise of the option, of the fair market value of the shares acquired through such exercise over the option price of such shares, and such item of tax preference may be subject to the alternative minimum tax. The Company would not be entitled to a tax deduction in respect of any such item of tax preference.

      If the shares acquired through the exercise of an incentive stock option are sold more than two years after the date of the grant of the option and more than one year after the date of the transfer of such shares to the employee, and the option price of such shares had been paid in cash, the full difference between the amount realized on the sale and the option price will constitute long or short term capital gain or loss (depending on whether the shares were considered held by the employee for federal income tax purposes for more than one year or more than eighteen months prior to such disposition) to the employee and no deduction will be allowed to the Company. However, if and to the extent that shares previously acquired by the employee had been delivered in payment of the option price of the option, upon sale of an equivalent number of shares received on exercise of the option, more than two years after the date of grant of the option and one year after the date of transfer of such shares to the optionee, the full difference between the amount realized on the sale and the adjusted tax basis of the previously acquired shares delivered in payment of the option price should constitute capital gain or loss. Upon sale of any shares acquired on exercise of the incentive stock option in excess of the number of previously acquired shares delivered by the employee in payment of the option price, more than two years after the date of transfer of such shares to the employee, the amount realized on the sale of such shares should constitute capital gain. The Company will not be entitled to a tax deduction in respect of any such sales.

      If the shares acquired through the exercise of an incentive stock option are sold or otherwise disposed of at a gain within two years after the date of grant of the option or within one year after the transfer of such shares to the employee (a "disqualifying disposition"), the employee should realize income subject to tax at ordinary income rates equal to the difference between the option price of the shares and the lesser of (a) the amount realized on such disposition and (b) the fair market value of the shares on the date of exercise, with any appreciation after the date of exercise generally constituting long or short term capital gain (depending on whether the shares were considered held by the employee for federal income tax purposes for more than one year or more than eighteen months prior to such disposition). The Company should be able to claim a tax deduction in the amount of ordinary income (but not capital gain) realized by the employee. However, in the case of a disqualifying disposition by an employee who was an officer or director on the date of exercise of the option, the employee will generally realize income subject to tax at ordinary income rates and the Company will be entitled to a tax deduction in an amount equal to the difference between the option price of the shares and the lesser or (a) the amount realized on such disposition, and (b) the fair market value of the shares on the first day when the employee could have sold the shares at a profit without liability under the SEC short-swing profit rules, which would generally have been six months after the date of grant, with any appreciation thereafter generally constituting long or short term capital gain to the employee and without any tax deduction to the Company in respect of such gain. If shares, previously acquired by an officer or other employee through the exercise of an incentive stock option, are delivered by the employee in payment of the option price of an incentive stock option prior to satisfaction of the statutory holding periods applicable to such shares, such delivery will constitute a disqualifying disposition of such previously acquired shares that may give rise to ordinary income to the employee and a tax deduction to the Company in accordance with the rules described above, and no capital gain would be realized by the employee at the time of such disposition.

      Non-qualified Stock Options. An employee who is granted an option which does not qualify as an incentive stock option should not be subject to federal income tax upon the grant of the option, and the Company should not be entitled to a tax deduction by reason of such grant. Upon exercise of the option, the excess of the fair market value of the shares on the exercise date over the option price will be considered compensation taxable as ordinary income to the employee and subject to withholding unless the shares so received are subject to a substantial risk of forfeiture, in which event (unless the employee elected to be taxed on exercise) compensation should generally be realized subject to federal income tax and withholding only at the time the shares are no longer subject to a substantial risk of forfeiture, with the amount of compensation realized being the excess of the fair market value of the shares at that time over the option price. Shares received by an officer or director of the Company upon exercise of an option would be considered subject to a "substantial risk of forfeiture" for this purpose so long as the sale of such shares could subject the individual to suit under the short-swing profits recapture provision of federal securities legislation, generally a period of six months after the option was granted. The Company may claim a tax deduction at the time and in the amount that such taxable compensation is realized by the employee.

      Restricted Stock Awards. Unless an election is made as described below, an employee who receives an award of restricted stock under the Incentive Plan will not realize taxable income at the time of the award, nor will the Company be entitled to a tax deduction at that time. When the awards become vested (i.e., when restrictions lapse through passage of time or otherwise) or the election described below is made, participants will realize income and the Company may claim a deduction at such time in an amount equal to the fair market value of the shares less any amount paid by the participant. Dividends paid to the employee with respect to restricted stock prior to their vesting constitute compensation and, as such, are taxable to the participant and deductible by the Company.

      Pursuant to provisions of Section 83(b) of the Internal Revenue Code as amended, the recipient of restricted stock under the Incentive Plan may elect to be taxed at the time of the award. If the participant so elects, the full value of the shares (without regard to restrictions) at the time of the grant, less any amount paid by the participant, will be taxed to the participant as ordinary income and will be deductible by the Company. Dividends paid with respect to the shares during the period of restriction will be taxable as dividends to the participant and not deductible by the Company. If, after making an election pursuant to Section 83(b), any shares are subsequently forfeited, or if the market value at vesting is lower than the amount on which the participant was taxed, the participant cannot then claim a deduction.

      Stock Appreciation Rights. The grant of stock appreciation rights should not result in taxable income to the recipient or a tax deduction for the Company. The exercise of stock appreciation rights should result in compensation taxable as ordinary income to the employee subject to withholding, and in a tax deduction for the Company, in the amount of the cash paid and the fair market value of any shares issued or transferred, unless any such shares are subject to a substantial risk of forfeiture, in which event, (unless the employee elected to be taxed on exercise) compensation should generally be realized subject to federal income tax and withholding and a tax deduction should be available to the Company only at a time the shares are no longer subject to a substantial risk of forfeiture, with the amount based on the fair market value of the shares at that time. Shares received by an officer or director of the Company would be considered subject to a "substantial risk of forfeiture" for this purpose so long as the sale of such shares could subject the individual to suit under the short-swing profits recapture provision of federal securities legislation.

CONDITIONAL GRANTS

      Non-Qualified Stock Options. Subject to shareholder approval at this annual meeting, the Compensation Committee voted on April 30, 1997 to conditionally grant non-qualified stock options to purchase an aggregate of 15,000 shares to Mr. Henderson. These options will become exercisable on November 6, 1997, will expire on April 29, 2002, and are exercisable at $4.00 per share. In the event that the shareholders of the Company do not approve the Incentive Plan by April 30, 1998, both the Incentive Plan and these and any other conditional awards will be rendered immediately void and of no effect.

NEW BENEFITS UNDER THE INCENTIVE PLAN.

      While it is expected that all current executive officers, including the named executive officers, will be eligible for awards under the Incentive Plan, and likely will be granted awards in the future, the number, terms and values of such awards are not presently determinable.

RECOMMENDATION OF THE BOARD OF DIRECTORS

      The Board of Directors believes this Incentive Plan will increase the involvement of its employees in the Company's well-being and will provide employees with added incentive to promote the Company's success. The Board therefore recommends a vote FOR Proposal number 2.

                               PROPOSAL NUMBER 3:

                      RATIFICATION OF AUTHORIZATION FOR THE
               AUDIT COMMITTEE TO SELECT 1997 INDEPENDENT AUDITORS

      The Board of Directors has authorized the Audit Committee to select the Company's independent auditors for the fiscal year ending June 27, 1998, subject to approval by the shareholders at the Annual Meeting. BDO Seidman, LLP, Certified Public Accountants, served as the Company's independent auditors for the fiscal year ending June 28, 1997, and has performed this function for the Company since 1971. Representatives of BDO Seidman, LLP will be present at the Annual Meeting with the opportunity to make a statement if they so desire and will be available to respond to questions of shareholders.

      The Board of Directors of the Company recommends ratification of authorization for the Audit Committee to select the Company's independent auditors for the 1998 fiscal year. The affirmative vote of a majority of the votes cast at the meeting is necessary to approve this proposal.

      The Board of Directors recommends a vote FOR Proposal number 3.

                                  OTHER MATTERS

      The Board of Directors knows of no other business to be transacted, but if any other matters do come before the meeting, the persons named as proxies in the accompanying proxy, or their substitutes, will vote or act with respect to them in accordance with their best judgment.

                             SHAREHOLDERS' PROPOSALS

      Any proposal which a shareholder expects to present at the next annual meeting to be held in 1998 must be received at the Company's principal executive office shown on the first page of this Proxy Statement not later than May 18, 1998, in order to be included in the proxy material for the 1998 meeting. All proposals must be sent to the Company by Certified Mail, Return Receipt Requested, and must comply with the Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission.

      THE ANNUAL REPORT OF THE COMPANY WHICH ACCOMPANIES THIS PROXY STATEMENT CONTAINS CERTAIN OF THE INFORMATION CONTAINED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. A COPY OF THE 10-K WILL BE FURNISHED TO SHAREHOLDERS UPON REQUEST WITHOUT CHARGE. REQUESTS FOR FORM 10-K REPORTS SHOULD BE SENT TO LOUIS C. HENDERSON, JR., PRESIDENT AND CHIEF EXECUTIVE OFFICER, WALL STREET DELI, INC., ONE INDEPENDENCE PLAZA, SUITE 100, BIRMINGHAM, ALABAMA 35209.

                                        By Order of the Board of Directors




                                        Louis C. Henderson, Jr.
                                        President and Chief Executive Officer

                                   Appendix A
             to Proxy Statement for 1997 Annual Shareholders Meeting


                             WALL STREET DELI, INC.
                            1997 INCENTIVE AWARD PLAN

             As adopted by the Board of Directors on April 30, 1997
                         subject to shareholder approval

1.       PURPOSE.

         The purposes of the 1997 Incentive Award Plan (the "Plan") are to provide long-term incentives and rewards to those employees largely responsible for the success and growth of Wall Street Deli, Inc. and its subsidiaries and divisions (the "Company"), to assist the Company in attracting and retaining executives with experience and ability on a basis competitive with industry practices, and to associate the interests of such key employees with those of the Company's shareholders.

2.       ADMINISTRATION OF THE PLAN.

         (a) Committee. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). The Board of Directors shall appoint at least two of its members to the Committee. Except as may otherwise be provided in Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), no person shall be appointed as a member of the Committee who is not "disinterested" as defined in Rule 16b-3 of the 1934 Act.

         (b) Committee Actions. Each member of the Committee shall serve at the pleasure of the Board of Directors, which may fill any vacancy, however caused, in the Committee. The Committee shall select one of its members as a chairman and shall hold meetings at the times and in the places as it may deem advisable. All actions the Committee takes shall be made by majority decision. Any action evidenced by a written instrument signed by all of the members of the Committee shall be as fully effective as if the Committee had taken the action by majority vote at a meeting duly called and held.

         (c) Committee Powers. The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include exclusive authority (within the limitations described herein) to (i) select the employees to be granted awards under the Plan ("Participants"), (ii) determine the type, size and terms of awards to be made to each Participant, including whether or not such awards shall be issued for any consideration and, if issued for consideration, the amount and type of consideration, (iii) determine the consideration to be paid upon exercise of an ISO or NSO, as defined herein, (iv) determine the time when awards will be granted and (v) establish objectives and conditions for awards, including any holding period for awards or securities awarded, the effects of termination of employment or disability on awards, vesting requirements and the form of payment of awards. The Committee may, in its sole discretion, delegate such of its powers as it deems appropriate, except that the Committee may not delegate its authority with regard to any matter or action affecting an officer or other person subject to Section 16 of the 1934 Act.

         (d) The Committee shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable. The Committee's interpretations of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including the Company, its shareholders and any employee of the Company.

3.       ELIGIBILITY.

         (a) Active full-time and part-time key employees of the Company, its subsidiaries and divisions, whether or not directors of the Company, shall be eligible to participate in the Plan; directors of the Company who are not employees are not eligible. The Committee, or its delegate, shall designate Participants from among such eligible key employees.

         (b) Subject to the limits set forth in this Plan, the Committee at any time may grant additional awards to Participants to whom the Committee had previously granted awards, so that a Participant may hold more than one award at the same time.

4.       AWARDS.

         (a) Types. The Committee may authorize awards under the Plan of any one or a combination of: nonqualified stock options ("NSO"), incentive stock options ("ISO"), stock appreciation rights ("SAR"), and restricted stock. The Committee may make any other type of award which it shall determine is consistent with the objectives and limitations of the Plan. All Incentive Stock Options ("ISOs") awarded hereunder are intended to comply with Internal Revenue Code of 1986, as amended ("Code"), Sections 422 and 424 and all provisions of the Plan and all ISOs granted shall be construed to effectuate that intent. Each award shall be subject to the terms and conditions set forth herein and as determined by the Committee. Committee determinations as to eligibility, form, amount and timing of awards, and other terms and conditions need not be uniform and may be made selectively among Participants who receive or are eligible for awards hereunder, whether or not such individuals are similarly situated.

         (b) Guidelines. The Committee may adopt from time to time policies for its implementation of the Plan. Such policies may include, but need not be limited to, the type, size and term of awards to be made to Participants who are eligible key employees and the conditions for payment of such awards. All awards shall be evidenced by a written agreement between the Participant and the Company in the form and containing the terms and conditions authorized by the Committee.

         (c) Maximum Awards. A Participant may be granted multiple awards under the Plan but no one Participant may be granted, in the aggregate, awards that would result in his or her receiving more than 10% of the maximum number of shares of Common Stock, $.05 par value, of the Company ("Common Stock") available for award under the Plan.

5.       TERMS OF STOCK OPTIONS.

         The Committee may grant options qualifying as ISOs under the Code and NSOs (collectively "Stock Options"), and such Stock Options shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

         (a) Option Price. The option price per share with respect to each Stock Option shall be determined by the Committee, but shall not be less than 100% of the fair market value of the Common Stock on the date the Stock Option is granted, as determined by the Committee. Unless otherwise determined by the Committee, fair market value shall be deemed to be the mean between the highest and lowest sales prices of the Common Stock on the Consolidated Transaction Reporting System on the date the Stock Option is granted.

         (b) Period of Option. The period of each Stock Option shall be fixed by the Committee.

         (c) Payment. The option price shall be payable at the time the Stock Option is exercised in cash or, at the discretion of the Committee, in whole or in part in the form of shares of Common Stock already owned by the grantee (based on the fair market value of the Common Stock on the date the option is exercised as determined by the Committee). No shares shall be issued until full payment therefor has been made. A grantee of a Stock Option shall have none of the rights of a stockholder until the shares are issued.

         (d) Exercise of Option. The shares covered by a Stock Option may be purchased in such installments and on such exercise dates as the Committee may determine. Any shares not purchased on the applicable exercise date may be purchased thereafter at any time prior to the final expiration of the Stock Option. In no event (including those specified in paragraphs (e), (f) and (g) of this section below) shall any Stock Option be exercisable after its specified expiration period.

         (e) Termination of Employment. Upon the termination of a Participant's employment (for any reason other than retirement, death or termination for deliberate, willful, or gross misconduct), Stock Option privileges for such Participant shall be limited to the shares that were immediately exercisable at the date of such termination. The Committee, however, in its discretion may provide that any Stock Options outstanding but not yet exercisable upon the termination of a Participant's employment may become exercisable in accordance with a schedule to be determined by the Committee. Such Stock Option privileges shall expire unless exercised within such period of time after the date of such termination of employment as may be established by the Committee. If a Participant's employment is terminated for deliberate, willful or gross misconduct, as determined by the Company, all rights under the Stock Option shall expire upon receipt of the notice of such termination.

         (f) Retirement. Upon retirement of the Participant, Stock Option privileges for such Participant shall apply to those shares immediately exercisable at the date of retirement. The Committee, however, in its discretion, may provide that any Stock Options outstanding but not yet exercisable upon the retirement of the Participant may become exercisable in accordance with a schedule to be determined by the Committee. Stock Option privileges shall expire unless exercised within such period of time as may be established by the Committee.

         (g) Death. Upon the death of a Participant, Stock Option privileges for such Participant shall apply to those shares that were immediately exercisable at the time of death. The Committee, however, in its discretion, may provide that any Stock Options outstanding but not yet exercisable upon the death of a Participant may become exercisable in accordance with a schedule to be determined by the Committee. Such privileges shall expire unless exercised by legal representatives within a period of time as determined by the Committee but in no event later than the date of the expiration of the Stock Option.

         (h) Limits on Incentive Stock Options. Except as may otherwise be permitted by the Code, the Committee shall not grant, in the aggregate under all plans of the Company, a Participant ISOs that are first exercisable during any one calendar year to the extent that the aggregate fair market value of the Common Stock with respect to which such ISOs are granted, at the time the ISOs are granted, exceeds $100,000.

6.       TERMS OF STOCK APPRECIATION RIGHTS

         The Committee may, in its discretion, grant a stock appreciation right to receive the appreciation in the fair market value of shares of Common Stock ("SAR") either singly or in combination with an underlying Stock Option granted hereunder. Such SARs shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

         (a) Time and Period of Grant. If an SAR is granted with respect to an underlying Stock Option, it may be granted at the time of the Stock Option grant or at any time thereafter but prior to the expiration of the Stock Option grant. If an SAR is granted with respect to an underlying Stock Option, at the time the SAR is granted the Committee may limit the exercise period for such SAR, before and after which period no SAR shall attach to the underlying Stock Option. In no event shall the exercise period for an SAR granted with respect to an underlying Stock Option exceed the exercise period for such Stock Option. If an SAR is granted without an underlying Stock Option, the period of exercise of the SAR shall be set by the Committee.

         (b) Value of SAR. If an SAR is granted with respect to an underlying Stock Option, the Participant will be entitled to surrender the Stock Option which is then exercisable and receive in exchange therefor an amount equal to the excess of the fair market value of the Common Stock on the date the election to surrender is received by the Company over the Stock Option price multiplied by the number of shares covered by the Stock Option which are surrendered. If an SAR is granted without an underlying Stock Option, the Participant will receive upon exercise of the SAR an amount equal to the excess of the fair market value of the Common Stock on the date the election to surrender such SAR is received by the Company over the fair market value of the Common Stock on the date of grant multiplied by the number of shares covered by the grant of the SAR.

         (c) Payment of SAR. Payment of an SAR shall be in the form of shares of Common Stock, cash, or a combination thereof. The form of payment upon exercise of an SAR shall be determined by the Committee either at the time of grant of the SAR or at the time of exercise of the SAR.

7.       TERMS OF RESTRICTED STOCK.

         The Committee may issue shares of Common Stock to a Participant which shares shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe for the award of restricted stock ("RS"):

         (a) Requirement of Employment. A Participant awarded an RS must remain in the employment of the Company during a period designated by the Committee ("Restriction Period"). If the Participant leaves the employment of the Company prior to the end of the Restriction Period, the RS shall terminate and the shares of Common Stock shall be returned immediately to the Company; provided that the Committee may, at the time of the grant, provide for the employment restriction to lapse with respect to a portion of the RS at different times during the Restriction Period. The Committee may, in its discretion, also provide for such complete or partial exceptions to the employment restriction as it deems equitable.

         (b) Restrictions on Transfer and Legend of Stock Certificates. During the Restriction Period, the Participant may not sell, assign, transfer, pledge, or otherwise dispose of the shares of Common Stock. Each certificate for shares of Common Stock issued hereunder shall contained a legend giving appropriate notice of the restrictions in the grant.

         (c) Custody of Certificates. The Committee may require, under such terms and conditions as it deems appropriate or desirable, that the certificates for shares of Common Stock delivered under the Plan may be held in custody by a bank or other institution, or that the Company may itself hold such shares in custody until the Restriction Period expires or until restrictions thereon otherwise lapse, and may require, as a condition of any award of RS that the Participant shall have delivered a stock power endorsed in blank relating to the RS.

         (d) Lapse of Restrictions. All restrictions imposed under the RS shall lapse upon the expiration of the Restriction Period if the conditions as to employment set forth above have been met. The Participant shall then be entitled to have the legend removed from the certificates.

         (e) Dividends. The Committee shall, in its discretion, at the time of the award of RS, provide that any dividends declared on the Common Stock during the Restriction Period shall either be (i) paid to the Participant, or (ii) accumulated for the benefit of the Participant and paid to the Participant only after the expiration of the Restriction Period.

8.       SHARES OF STOCK SUBJECT TO THE PLAN.

         (a) Aggregate Shares. The shares that may be delivered or purchased under the Plan shall not exceed an aggregate of 350,000 shares of Common Stock. Shares to be delivered or purchased under the Plan may be either shares of authorized but unissued Common Stock or treasury shares.

         (b) Annual Maximum. No more than 75,000 shares of Common Stock shall, in any fiscal year, be first available for award in any such year, so that awards for shares that may be delivered or purchased under the Plan shall not during any fiscal year exceed an aggregate of 75,000 shares of Common Stock in addition to the shares theretofore available. It is the intent of this provision that in the event awards for fewer than 75,000 shares are made in any year, the remainder shall thereafter be available for award, together any shares any shares that become available pursuant to section 8 (c) hereafter.

         (c) Reacquired Shares. In the event of a lapse, expiration, termination or cancellation of any award granted under the Plan without the issuance of shares or payment of cash, or if shares are issued as RS hereunder and are reacquired by the Company pursuant to rights reserved upon the issuance thereof, the shares subject to or reserved for such award may again be used for new awards hereunder; provided that in no event may the number of shares issued hereunder exceed the total number of shares reserved for issuance.

9.       DILUTION AND OTHER ADJUSTMENTS.

         In the event of any change in the outstanding shares of Common Stock by reason of any split, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, such equitable adjustments shall be made in the Plan and the awards thereunder as the Committee determines are necessary and appropriate, including, if necessary, an adjustment in the maximum number or kind of shares subject to the Plan or which may be or have been awarded to any Participant. Such adjustment shall be conclusive and binding for all purposes of the Plan.

10.      MISCELLANEOUS PROVISIONS.

         (a) Rights as Shareholder. A Participant under the Plan shall have no rights as a holder of Common Stock with respect to awards of Stock Options or SARs hereunder, unless and until certificates for shares of Common Stock are issued to the Participant.

         (b) Assignment or Transfer. No awards under the Plan or any rights or interests therein shall be assignable or transferable by a Participant except by will or the laws of descent and distribution. During the lifetime of a Participant, awards hereunder are exercisable only by, and payable only to, the Participant or if the Participant is disabled, by the participant's duly appointed guardian or legal representative.

         (c) Requirements for Transfer. No shares of Common Stock shall be issued or transferred under the Plan until all legal requirements applicable to the issuance or transfer of such shares have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any issuance of shares of Common Stock made to any Participant upon such Participant's written undertaking to comply with such restrictions on his subsequent disposition of such shares as the Committee or the Company shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions.

         (d) Withholding Taxes. The Company shall have the right to deduct from all awards hereunder paid in cash any federal, state, local or foreign taxes required by law to be withheld with respect to such awards and, with respect to awards paid in stock or upon exercise of stock options, to require the payment (through withholding from the participant's salary or otherwise) of any such taxes. Alternatively, the Company may issue or transfer the number of shares of Common Stock under an award net of the number of shares sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the shares of Common Stock shall be valued on the date the withholding obligation is incurred. The obligation of the Company to make delivery of awards in cash or Common Stock shall be subject to currency or other restrictions imposed by any government.

         (e) No Rights to Awards. No employee or other person shall have any claim or right to be granted an award under the Plan.

         (f) Compliance with Section 16(b). Transactions under this Plan and each award to a person subject to Section 16 of the 1934 Act are intended to comply with Rule 16b-3 (or its successors) under the 1934 Act, and the Committee shall impose such minimum holding periods, requirements on the timing of elections and other restrictions on any award as it may deem needed for such compliance. To the extent any provision of this Plan, agreements entered into pursuant thereto or any action by the Committee fails to comply with Rule 16b-3 (or its successors) under the 1934 Act, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

         (g) Costs and Expenses. The cost and expenses of administering the Plan shall be borne by the Company and not charged to any award nor to any Participant receiving an award.

         (h) The Right of the Company to Terminate Employment. No provision in the Plan or any award shall confer upon any employee any right to continue in the employment of the Company or any subsidiary or division of the Company or to continue performing services for or to interfere in any way with the right of the Company or any subsidiary or division of the Company to terminate his employment or of the right of shareholders of the Company to remove such employee or person as a director at any time for any reason.

         (i) Approval of Shareholders, etc. The Company shall submit the Plan to its shareholders for approval within 12 months of the adoption of the Plan by the Board of Directors; provided further that unless shareholder approval is obtained within said twelve-month period, both the Plan and all outstanding awards shall be rendered immediately void and of no effect.

11.       AMENDMENTS AND TERMINATION.

          The Committee may at any time terminate or from time to time amend the Plan in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any awards theretofore made under the Plan.

          Unless the holders of at least a majority of the outstanding shares of Common Stock of the Company shall have first approved thereof, no amendment of the Plan shall be effective that would increase the maximum number of shares which may be delivered under the Plan or to any one individual or extend the maximum period during which awards may be granted under the Plan or make such other changes in the Plan which would require shareholder approval pursuant to Rule 16b-3 under the 1934 Act.

          With the consent of the Participant affected, the Committee may amend outstanding agreements evidencing awards under the Plan in a manner not inconsistent with the terms of the Plan.

12.       EFFECTIVE DATE AND TERM OF PLAN.

          The Plan shall become effective on the date it is approved by the Board of Directors of the Company. No awards shall be made under the Plan after April 30, 2007. The Plan will continue in effect for existing awards so long as any such award is outstanding.

                                                                      APPENDIX B

                             WALL STREET DELI, INC.

           Proxy for Annual Meeting of Shareholders, November 6, 1997

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Alan V. Kaufman and Louis C. Henderson, Jr., and either of them, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote, as designated below, all of the shares of the common stock of Wall Street Deli, Inc. (the Company) which the undersigned is entitled to vote at the annual meeting of share holders of the Company to be held on November 6, 1997, and at any adjournment thereof.

1. The election as directors of all nominees listed below (except as marked to the contrary below):

         Alan V. Kaufman, Robert G. Barrow, Louis C. Henderson, Jr. Jeffrey V. Kaufman, William S. Atherton, Joe Lee Griffin, and Jake L. Netterville

         [ ]      FOR all nominees listed above      [ ] VOTE WITHHELD
                  (except as marked to the                to vote for all
                   contrary)                              nominees listed above

         (INSTRUCTION: TO WITHHOLD YOUR AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE LINE BELOW:)

         ---------------------------------------------------------------------

2.       Approval of the 1997 Incentive Award Plan.

         [ ] FOR                  [ ] AGAINST              [ ] ABSTAIN

3. Ratification of authorization for the Audit Committee to select the Company's independent auditors.

         [ ] FOR                  [ ] AGAINST              [ ] ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and will be voted as directed herein. If no direction is given, this proxy will be voted FOR proposals 1, 2 and 3.

Dated                      , 19          Phone No.
      ---------------------    --                  ------------------------


                                             -----------------------------------
                                                        Signature of Stockholder


                                             -----------------------------------
                                                        Signature of Stockholder

Where stock is registered jointly in the names of two or more persons, ALL should sign. Signature(s) should correspond exactly with the name(s) as shown above. Please mark, sign, date, and return the proxy card promptly in the enclosed envelope. No postage need be affixed if mailed in the United States.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.